Exhibit 99.1

Blue Owl Technology Finance Corp. Closes $150 Million Private Placement of Senior Unsecured Notes

Third financing since June 30 brings total debt financing raised to $800 million, further strengthening OTF’s liquidity and financial flexibility

NEW YORK — September 4, 2026 — Blue Owl Technology Finance Corp. (NYSE: OTF) (“OTF”) today announced the closing of a private placement of $150 million aggregate principal amount of 7.60% senior unsecured notes due September 3, 2032 (the “Notes”).

This transaction marks OTF’s third financing since June 30, 2026, bringing total debt capital raised during the period to $800 million. In August, OTF issued an additional $400 million of its 6.500% notes due 2029. OTF also raised $250 million through a special purpose vehicle facility secured by a pool of portfolio investments.

“OTF’s portfolio continues to perform well, with one of the lowest non-accrual rates in the BDC sector, and we continue to see strong support from both debt investors and our bank partners,” said Craig W. Packer, Chief Executive Officer. “We have raised $800 million of debt financing since quarter-end through unsecured notes and an SPV facility, which further strengthens and diversifies our funding base. This added flexibility positions us to grow the portfolio and capitalize on an increasingly attractive environment for technology investing while maintaining our underwriting discipline that has defined OTF’s performance.”

During the second quarter, OTF issued $500 million of its 6.500% notes due 2029, added $150 million of secured financing and extended its $2.7 billion revolving credit facility. Every existing bank partner renewed its revolver commitment, and OTF added a new lending relationship that provided incremental financing capacity. OTF ended the quarter with more than $2 billion of cash and available capacity across its credit facilities and repaid its notes due June 2026 at maturity.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and were offered and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities.

About Blue Owl Technology Finance Corp.

Blue Owl Technology Finance Corp. (NYSE: OTF) is a specialty finance company focused on making debt and equity investments to U.S. technology-related companies, with a strategic focus on software. As of June 30, 2026, OTF had investments in 205 portfolio companies with an aggregate fair value of $14.7 billion. OTF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OTF is externally managed by Blue Owl Technology Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OTF, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OTF’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OTF’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OTF makes them. OTF does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Investor Contact:

BDC Investor Relations

Michael Mosticchio

credit-ir@blueowl.com

Media Contact:

Head of Communications

Andrew Williams

media@blueowl.com